Exhibit 4.4

[FACE OF NOTE]

TRAC INTERMODAL LLC

TRAC INTERMODAL CORP
11% Senior Secured Note due 2019

No. [•]	CUSIP No. [•]
$

TRAC INTERMODAL LLC, a Delaware limited liability company (the “Company,” which term includes any successor Person under the Indenture hereinafter referred to) and TRAC INTERMODAL CORP., a Delaware corporation (the “Co-Issuer,” which term includes any successor Person under the Indenture hereinafter referred to, and, together with the Company, the “Issuers”), for value received, promises to pay to, or its registered assigns, the principal sum of                          Dollars ($       ), on August 15, 2019.

Interest Rate:	11% per annum.
Interest Payment Dates:	February 15 and August 15 of each year commencing August 15, 2013.
Regular Record Dates:	February 1 and August 1 of each year.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by its duly authorized officers.

TRAC INTERMODAL LLC

By:
Name:
Title:

TRAC INTERMODAL CORP.

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 11% Senior Secured Notes due 2019 referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Dated:

[REVERSE SIDE OF THE NOTE]

TRAC INTERMODAL LLC

TRAC INTERMODAL CORP

11% Senior Secured Note due 2019

1.                                      Principal and Interest.

The Issuers will pay the principal of this Note on August 15, 2019.

The Issuers promise to pay interest and Additional Interest, if any, on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 11% per annum (subject to adjustment as provided below)] except that interest accrued on this Note pursuant to the fourth paragraph of this Section 1 for periods prior to the applicable dates on which the Exchange Offer Registration Statement or Shelf Registration Statement (as such terms are defined in the Registration Rights Agreement referred to below) become effective will accrue at the rate or rates borne by the Notes from time to time during such periods.

Interest, and Additional Interest, if any, will be payable semi-annually (to the Holders of record of the Notes (or any Predecessor Notes)) at the close of business on February 15 or August 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing August 15, 2013.

Interest on this Note will accrue from the most recent date to which interest has been paid  on this Note or the Note surrendered in exchange herefore or, if no interest has been paid, from August 9, 2012; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

The Issuers shall pay interest and Additional Interest if any, on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

2.                                      Method of Payment.

The Issuers will pay interest (except defaulted interest) and Additional Interest, if any, on the principal amount of the Notes on each February 15 and August 15 to the Persons who are Holders (as reflected in the Note Register at the close of business on February 1 and August 1 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of principal, the Issuers will make payment to the Holder that surrenders this Note to any Paying Agent on or after August 15, 2019.

The Issuers will pay principal (premium, if any) and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Issuers maintained for such purpose, at the option of the Issuers, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the Note Register of Holders; provided that all payments of principal, premium, if any, and interest, if any, with respect to Notes represented by one or more Global Notes registered in the name of or held by Depositary or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof.  Until otherwise designated by the Issuers, the Issuers’ office or agency shall be the office of the Trustee maintained for such purpose.  If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.                                      Paying Agent and Note Registrar.

Initially, the Trustee will act as Paying Agent and Note Registrar.  The Issuers may change any Paying Agent or Note Registrar upon written notice thereto.  The Issuers or any Guarantor may act as Paying Agent, Note Registrar or co-registrar.

4.                                      Indenture; Limitations.

The Issuers issued the Notes under an Indenture dated as of August 9, 2012 (the “Indenture”), among the Issuers, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”).  Capitalized terms herein are used as defined in the Indenture unless otherwise indicated.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are senior secured obligations of the Issuers.  The Indenture does not limit the aggregate principal amount of the Notes.

5.                                      Redemption.

Optional Redemption.  Except as described below, the Notes are not redeemable at the Issuers’ option until August 15, 2015.  From and after August 15, 2015, the Issuers may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Note Register at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to, but not including, the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on August 15 of each of the years indicated below:

Year	Percentage
2015	108.250%
2016	105.500%
2017	102.750%
2018 and thereafter	100.000%

At any time prior to August 15, 2015, the Issuers may, at their option, redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a Redemption Price equal to 111.0% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date, with the net proceeds of one or more Equity Offerings of the Company or any direct or indirect parent entity of the Company to the extent such net proceeds are contributed to the capital of the Company; provided that at least 65% of the sum of the aggregate principal amount of Notes remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

At any time prior to August 15, 2015, the Issuers may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail, postage prepaid, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the Note Register, at a Redemption Price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the Redemption Date, subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date.

6.                                      Repurchase upon a Change in Control and Asset Sales.

Upon the occurrence of (a) a Change in Control, the Holders of the Notes will have the right to require that the Issuers purchase such Holder’s outstanding Notes, in whole or in part, at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date of purchase and (b) Asset Sales, the Issuers may be obligated to make offers to purchase Notes and Other Pari Passu Lien Obligations with a portion of the Net Proceeds of such Asset Sales at a redemption price of 100% of the principal amount thereof (or, in the case of any Other Pari Passu Lien Obligations offered at a significant original issue discount, 100% of the accreted value thereof, if permitted by the relevant indenture or other agreement governing such Other Pari Passu Lien Obligations), plus accrued and unpaid interest, if any, to the date of purchase.

7.                                      Denominations; Transfer; Exchange.

The Notes are in registered form without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  A Holder may register the transfer or exchange of Notes in accordance with the Indenture.  The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Note Registrar need not register the transfer or exchange of any Notes (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes for redemption under Section 1104 of this Indenture and ending at the close of business on the day of such mailing, (ii) selected for redemption (except the unredeemed portion of any Note being redeemed in part) and (iii) between a Record Date and the next succeeding Interest Payment Date.

8.                                      Persons Deemed Owners.

A registered Holder may be treated as the owner of a Note for all purposes.

9.                                      Unclaimed Money.

If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuers at its written request.  After that, Holders entitled to the money must look to the Issuers for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.                               Discharge and Defeasance Prior to Redemption or Maturity.

Subject to certain conditions, the Issuers at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture if the Issuers deposits with the Trustee money or Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

11.                               Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture, the Security Documents, the Intercreditor Agreement or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes.  Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture, the Security Documents or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially adversely affect the rights of any Holder.

12.                               Restrictive Covenants.

The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock; (ii) Restricted Payments; (iii) Transactions with Affiliates; (iv) Liens; (v) Purchase of Notes upon a Change in Control;

(vi) Disposition of Proceeds of Asset Sales; (vii) Guarantees of Indebtedness by Restricted Subsidiaries; (viii) Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries; and (ix) Merger, Consolidation or Sale of all or Substantially all Assets.  Certain of the restrictive covenants are subject to suspension in accordance with the Indenture upon the Notes achieving an Investment Grade Rating.

13.                               Successor Persons.

When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.

14.                               Remedies for Events of Default.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes may declare all the Notes to be immediately due and payable.  If a bankruptcy or insolvency default with respect to the Issuers or any of their Significant Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable.  Holders may not enforce the Indenture, the Security Documents, the Intercreditor Agreement or the Notes except as provided in the Indenture.  The Trustee and the Notes Collateral Agent may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes.  Subject to certain limitations, Holders of at least a majority in aggregate principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power.

15.                               Guarantees.

The Issuers’ obligations under the Notes are fully, irrevocably and unconditionally guaranteed on a senior secured basis, to the extent set forth in the Indenture, by each of the Guarantors.

16.                               Trustee Dealings with Company.

The Trustee or the Notes Collateral Agent under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Issuers and their Affiliates as if it were not the Trustee or the Notes Collateral Agent.

17.                               Authentication.

This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

18.                               Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to TRAC Intermodal LLC, 211 College Road East, Princeton, New Jersey, 08540, Attention: General Counsel.

19.                               Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.

In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of August 9, 2012, between the Issuers and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, between the Issuers and the other parties thereto, relating to rights given by the Issuers to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).

20.                               GOVERNING LAW.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

*                 Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 1017 or 1018 of the Indenture, check the appropriate box below:

☐ Section 1017	☐ Section 1018

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 1017 or Section 1018 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*                 Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

*This schedule should be included only if the Note is issued in global form.